UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Kaman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Team,

Today, we begin an exciting new chapter for Kaman. Earlier this morning, we announced that we have entered into a definitive agreement to be acquired by Arcline Investment Management, L.P. (“Arcline”). Upon completion of the transaction, Kaman will become a privately held company. This will give us increased flexibility to invest in our growth and innovation and focus on doing what we do best – serving our customers with excellence.

Let me take a step back to provide some background on how we arrived at this moment and why we believe this is the right next step for Kaman. Over the past several quarters, we have made tremendous progress executing on our transformation strategy by investing in innovation, reshaping our portfolio, pivoting to new technologies and platforms, and strengthening our financial performance. This progress, the strategic moves we have made these past two years, and continued focus on profitable growth, generated interest in our company from outside parties. The Kaman Board of Directors and management team carefully reviewed a range of potential value creation opportunities and determined that this transaction with Arcline maximizes value for shareholders and is in the best interest of our employees, our customers and all stakeholders.

We believe Arcline is the ideal partner for Kaman at this time in our journey. Arcline is a growth-oriented private equity firm with deep experience investing in technology-driven, meaningful-to-the-world industrial businesses. It has been clear from our discussions that Arcline has a great appreciation for Kaman’s leadership and employees, and the track record of success we have built together. Arcline fully supports our growth and transformation strategy and desires to accelerate our journey.  We look forward to the opportunities this partnership will create for Kaman, our team and our customers.

While this is exciting news, please keep in mind that today’s announcement is just the first step. The transaction is expected to close in the first half of the year, subject to customary closing conditions, including approval by Kaman shareholders and receipt of required regulatory approvals.  Let’s all stay focused and work together to maintain the standard of excellence our customers and partners have come to associate with the Kaman brand.

I understand that you may have questions about what this means for you and attached is a FAQ to address some of these.  We will also be hosting an employee town hall at 12:00 PM EST today, and we look forward to discussing the transaction then. Details for attending the meeting will be distributed shortly.

As this situation may create media interest, it is important for us to speak with one voice. Accordingly, if you receive any calls from the media, analysts or other outside parties, please forward them to our Chief Marketing Officer, Kristen Samson at 860-212-6486 who will respond on the Company’s behalf. Should you have additional questions please contact your leadership or supervisor.

I want to thank each of you for all of your hard work and dedication to Kaman. I have great confidence in the future of Kaman as we continue to transform while building on our strong record of achievement and arriving at our True North together!

Legend for Rule 14a-12 Soliciting Material Filings

Important Additional Information and Where to Find It

In connection with the proposed transaction between Kaman Corporation (“Company”) and Arcline, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each shareholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.kaman.com/) or by contacting the investor relations department of the Company.

Participants in the Solicitation

The Company and its directors and executive officers, including Aisha M. Barry, A. William Higgins, Scott E. Kuechle, Michelle J. Lohmeier, Jennifer M. Pollino, Niharika T. Ramdev, all of whom are members of the Company’s Board of Directors, as well as Ian K. Walsh, the Company’s Chairman, President and Chief Executive Officer, Carroll K. Lane, Interim Chief Financial Officer, Richard S. Smith, Jr., General Counsel, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Additional information regarding such participants (other than for Mr. Smith), including their direct or indirect interests, by security holdings or otherwise, can be found under the captions “ Security Ownership of Certain Beneficial Owners and Management,” “Information about the Board of Directors and Corporate Governance—2022 Director Compensation,” and “Compensation Discussion and Analysis” contained in the Company’s proxy statement on Schedule 14A filed with the SEC on March 3, 2023. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial ownership on Form 3, or amendments to beneficial ownership reports on Schedules 13D filed with the SEC: Form 4, filed by Scott E. Kuechle, with the filings of the Company on April 21, 2023; Form 4 filed by Niharika Ramdev, with the filings of the Company on April 21, 2023; Form 4, filed by A. William Higgins, with the filings of the Company on April 21, 2023; Form 4s filed by Carroll K. Lane, with the filings of the Company on February 23, 2023 and July 6, 2023; Form 4s, filed by Ian K. Walsh, with the filings of the Company on February 23, 2023, March 2, 2023, and September 11, 2023; Form 4s, filed by Megan A. Morgan, with the filings of the Company on February 23, 2023, March 2, 2023, November 14, 2023 and December 6, 2023; Form 4, filed by Jennifer M. Pollino, with the filings of the Company on April 21, 2023; Form 4, filed by Aisha M. Barry, with the filings of the Company on April 21, 2023; Form 4, filed by Michelle Lohmeier, with the filings of the Company on April 21, 2023; Form 4s, filed by Kristen M. Samson, with the filings of the Company on January 19, 2023, February 23, 2023, and March 2, 2023; Form 3, filed by Matthew K. Petterson, with the filings of the Company on September 1, 2023; Form 3, filed by Wilfredo R. Dilig, with the filings of the Company on January 30, 2023 and Form 4s, also filed by Wilfredo R. Dilig, with the filings of the Company on February 23, 2023 and March 2, 2023; and Form 3, filed by Richard Smith, with the filings of the Company on January 30, 2023 and Forms 4s, also filed by Richard Smith, with the filings of the Company on February 23, 2023, and December 6, 2023.

Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://kaman.com/.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “intend,” “expect,” “strategy,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following risks: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that the Company’s shareholders may not approve the proposed transaction; (iii) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (iv) uncertainty as to the timing of completion of the proposed transaction; (v) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (vi) potential litigation relating to the proposed transaction that could be instituted against the Company, Arcline or their respective directors and officers, including the effects of any outcomes related thereto; or (vii) possible disruptions from the proposed transaction that could harm the Company’s or Arcline’s business, including current plans and operations. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed or that may be filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 29, 2023.  Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this release.

What does this transaction mean for employees?
•	Fundamentally, this transaction is about ensuring that we are best positioned to capitalize on Kaman’s many strengths, including our talented employees.
•
Arcline recognizes the strength of Kaman’s leadership and team, product portfolio and outstanding employees, and we expect to benefit from private-equity resources, expertise and flexibility as a private company post-closing.

•	We believe this partnership will further drive growth through accelerated investments in new product developments and strategic acquisitions.
•	While this is exciting news, please keep in mind that today’s announcement is just the first step.
•	Until closing, it is business as usual at Kaman.
•	The best thing you can do is to stay focused and work together to maintain the standard of excellence our customers and partners have come to associate with the Kaman brand.
•	We will communicate updates as they occur.

Who is Arcline? Why are they the right partner for Kaman?
•	As a growth-oriented private equity firm with deep experience investing in technology driven, meaningful-to-the-world industrial businesses, we are confident Arcline is an ideal partner for Kaman.
•	Arcline invests in companies like Kaman that are innovation-driven industry leaders, that serve growing end markets with strong customer relationships.
•	They have a track record of partnering with their portfolio companies to capitalize on growth opportunities and deliver increasing value to stakeholders.
•	We believe that this partnership will further drive growth through accelerated investments in both new product developments and strategic acquisitions.
•
Arcline recognizes the strength of Kaman’s leadership and team, product portfolio and outstanding employees, and we look forward to benefitting from private-equity resources, expertise and flexibility as a private company post-closing.

•	We are excited about this next chapter for Kaman as a private company and we are confident that Arcline is the right partner to support our continued growth.

What does it mean to become a private company? What are the benefits?
•
Becoming a private company means that, once the transaction is completed, Kaman will become a wholly owned subsidiary of an investment portfolio managed by Arcline and Kaman’s common stock will no longer be listed or traded on any public stock exchange.

•	As a private company we will have increased flexibility to invest in our growth and innovation and focus on doing what we do best – serving our customers with excellence.
•	This partnership will further drive growth through accelerated investments in new product developments and strategic acquisitions.
•	Until closing, we will continue to operate business as usual with a focus on maintaining the standard of excellence our customers and partners have come to expect from Kaman.

How will this announcement affect my day-to-day responsibilities?
•	It is business as usual at Kaman.
•	You should expect no change in your day-to-day responsibilities and reporting structure as a result of this announcement.
•	We are relying on you to remain focused on your day-to-day responsibilities and serving our customers.

Will there be changes to reporting relationships as a result of the transaction?
•	The current roles and reporting relationships will continue as usual.
•	Over the coming months, we’ll be working collaboratively with Arcline to assess the organization as we prepare to start operating as a private company.
•	As always, we’ll keep you apprised of any important updates.

Will this transaction have any impact on employees’ benefits and compensation?
•	With the exception of the Employee Stock Purchase Plan, the current compensation and benefit programs will continue as usual
•	If there are any changes, we will provide communications in advance.

How will this impact the Employee Stock Purchase Plan?
•
In accordance with the terms of the agreement, no further Purchase Periods under the Kaman Corporation Employee Stock Purchase Plan (ESPP) may commence following the date of the agreement and current participants may not increase their elections.

•	As a Kaman shareholder, ESPP participants will receive $46.00 per share in cash following the transaction which is expected to close in the first half of 2024.
•	A communication will be distributed with additional information.

What will happen to Kaman common stock I own?
•	Kaman shareholders will receive $46.00 per share in cash upon closing of the transaction, which is expected to close in the first half of 2024.
•	Decisions to buy or sell stock up to the closing of the transaction are subject to our usual policies regarding purchases and sales of Kaman common stock.
•
Upon completion of the transaction, Kaman will become a wholly owned subsidiary of an investment portfolio managed by Arcline and Kaman’s common stock will no longer be listed on any public stock exchange.

What should I tell customers, suppliers and partners about the transaction?
•	All contracts and contacts remain the same and we will work with our customers, partners and suppliers just as we do today.
•
Although it is business as usual, it is important that you do not provide any information that is not publicly available. We recommend you refer your contacts to the press release regarding the announcement. If you have any questions regarding what you should or should not communicate to clients, please contact your direct supervisor.

When will we receive updates? What if I have additional questions?
•	To the extent there is news to share as we move toward closing, we will keep you informed through usual channels.
•	If you have questions, you can reach out to your local HR or and management teams.

When will we know more?
•	We realize there will be many questions in the coming weeks, and we appreciate your patience.
•	We will communicate updates and answer questions as we move along in this process. We are committed to keeping you informed as any important developments occur.

Legend for Rule 14a-12 Soliciting Material Filings

Important Additional Information and Where to Find It

In connection with the proposed transaction between Kaman Corporation (“Company”) and Arcline, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the proxy materials to each shareholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (https://investors.kaman.com/) or by contacting the investor relations department of the Company.

Participants in the Solicitation

The Company and its directors and executive officers, including Aisha M. Barry, A. William Higgins, Scott E. Kuechle, Michelle J. Lohmeier, Jennifer M. Pollino, Niharika T. Ramdev, all of whom are members of the Company’s Board of Directors, as well as Ian K. Walsh, the Company’s Chairman, President and Chief Executive Officer, Carroll K. Lane, Interim Chief Financial Officer, Richard S. Smith, Jr., General Counsel, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Additional information regarding such participants (other than for Mr. Smith), including their direct or indirect interests, by security holdings or otherwise, can be found under the captions “ Security Ownership of Certain Beneficial Owners and Management,” “Information about the Board of Directors and Corporate Governance—2022 Director Compensation,” and “Compensation Discussion and Analysis” contained in the Company’s proxy statement on Schedule 14A filed with the SEC on March 3, 2023. To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial ownership on Form 3, or amendments to beneficial ownership reports on Schedules 13D filed with the SEC: Form 4, filed by Scott E. Kuechle, with the filings of the Company on April 21, 2023; Form 4 filed by Niharika Ramdev, with the filings of the Company on April 21, 2023; Form 4, filed by A. William Higgins, with the filings of the Company on April 21, 2023; Form 4s filed by Carroll K. Lane, with the filings of the Company on February 23, 2023 and July 6, 2023; Form 4s, filed by Ian K. Walsh, with the filings of the Company on February 23, 2023, March 2, 2023, and September 11, 2023; Form 4s, filed by Megan A. Morgan, with the filings of the Company on February 23, 2023, March 2, 2023, November 14, 2023 and December 6, 2023; Form 4, filed by Jennifer M. Pollino, with the filings of the Company on April 21, 2023; Form 4, filed by Aisha M. Barry, with the filings of the Company on April 21, 2023; Form 4, filed by Michelle Lohmeier, with the filings of the Company on April 21, 2023; Form 4s, filed by Kristen M. Samson, with the filings of the Company on January 19, 2023, February 23, 2023, and March 2, 2023; Form 3, filed by Matthew K. Petterson, with the filings of the Company on September 1, 2023; Form 3, filed by Wilfredo R. Dilig, with the filings of the Company on January 30, 2023 and Form 4s, also filed by Wilfredo R. Dilig, with the filings of the Company on February 23, 2023 and March 2, 2023; and Form 3, filed by Richard Smith, with the filings of the Company on January 30, 2023 and Forms 4s, also filed by Richard Smith, with the filings of the Company on February 23, 2023, and December 6, 2023.

Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://kaman.com/.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “intend,” “expect,” “strategy,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following risks: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the risk that the Company’s shareholders may not approve the proposed transaction; (iii) inability to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (iv) uncertainty as to the timing of completion of the proposed transaction; (v) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (vi) potential litigation relating to the proposed transaction that could be instituted against the Company, Arcline or their respective directors and officers, including the effects of any outcomes related thereto; or (vii) possible disruptions from the proposed transaction that could harm the Company’s or Arcline’s business, including current plans and operations. Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed or that may be filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 29, 2023.  Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this release.